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EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
The St. Paul Companies, Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 regarding The St. Paul Companies, Inc. UK Sharesave Scheme, of our reports dated January 27, 2003, relating to the consolidated balance sheets of The St. Paul Companies, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, shareholders' equity, comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2002 and related schedules I through V, which reports appear or are incorporated by reference in the December 31, 2002 annual report on Form 10-K of The St. Paul Companies, Inc. Our report refers to a change in the Company's method of accounting for derivative instruments and hedging activities and for business combinations and goodwill and other intangible assets.

/s/ KPMG LLP
Minneapolis, Minnesota August 4, 2003

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  EXHIBIT 23.2